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                                 Exhibit 10.68


                       ACTION PERFORMANCE COMPANIES, INC.
                           FIRST AMENDED AND RESTATED
                             2000 STOCK OPTION PLAN

            ADOPTED BY THE BOARD OF DIRECTORS AS OF JANUARY 27, 2000
                 APPROVED BY THE SHAREHOLDERS ON MARCH 30, 2000

      AMENDED AND RESTATED BY THE BOARD OF DIRECTORS AS OF OCTOBER 4, 2001
                  APPROVED BY THE SHAREHOLDERS ON MARCH 4, 2002



         1. PURPOSE. The purpose of this 2000 Stock Option Plan (the "Plan") is to attract, retain and motivate employees, directors, and independent contractors by providing them with the opportunity to acquire a proprietary interest in ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation (the "Company") and to link their interest and efforts to the long-term interests of the Company's shareholders.

         2. PLAN ADMINISTRATION

                  2.1 IN GENERAL. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in Section 12, the Board, in its sole discretion, may delegate all or any portion of its authority and duties under the Plan to one or more committees appointed by the Board and consisting of at least one member of the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator." Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to awards (as described in Section 5) under the Plan, including the selection of the individuals to be granted awards, the time or times of grant, the type of awards, the number of shares of the Company's common stock ("Common Stock") subject to an award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an award. To the extent that the Plan Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the awards in jurisdictions outside the United States, the Plan Administrator will have the authority and discretion to modify those restrictions as the Plan Administrator determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States. The Plan Administrator shall have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any award agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. In controlling and managing the operation and administration of the Plan, the Plan Administrator shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company, as amended from time to time, and applicable state law. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final, conclusive, and binding on all persons.
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                  2.2 RULE 16B-3 AND CODE SECTION 162(m). Notwithstanding any
provision of this Plan to the contrary, only the Board or a committee composed of two or more "Non-Employee Directors" may make determinations regarding grants of awards to officers, directors, and 10% shareholders of the Company. For purposes of this Plan, the term "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Plan Administrator shall have the authority and discretion to determine the extent to which awards will conform to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate to conform to such requirements.

                  2.3 OTHER PLANS. The Plan Administrator also shall have authority to grant awards as an alternative to, as a replacement of, or as the form of payment for grants or rights earned or due under the Plan or other compensation plans or arrangements of the Company or a subsidiary of the Company, including the plan of any entity acquired by the Company or a subsidiary of the Company.

         3. ELIGIBILITY. Any employee, proposed employees, and independent contractors who provide valuable services to the Company shall be eligible to receive awards under the Plan. Directors who are not employees of the Company shall be eligible to receive awards only pursuant to the provisions of Section 6 of the Plan. An award may be granted to a proposed employee prior to the date the proposed employee first performs services for the Company, provided that such awards shall not become vested prior to the date the employee first performs such services. Subject to the foregoing, the Plan Administrator, in its discretion, may grant any award permitted under the provisions of the Plan to any eligible person and may grant more than one award to any eligible person. For purposes of the Plan, the "Company," with respect to all awards under the Plan other than Incentive Stock Options, includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant interest, as determined by the Plan Administrator. With respect to Incentive Stock Options (as defined in Section 5.2), the "Company" includes any parent or subsidiary of the Company as defined in Section 424 of the Code.

         4. SHARES SUBJECT TO THE PLAN

                  4.1 NUMBER AND SOURCE. The shares offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine. Subject to the provisions of
Section 4.3, the number of shares of Common Stock for which awards may be granted under the Plan (including shares that may be issued upon exercise of options that are intended to be Incentive Stock Options) shall not exceed in the aggregate thirteen percent (13%) of the issued shares of Common Stock of the Company as of the Approval Date (as defined in Section 18); provided that, if the number of issued shares of Common Stock is increased after the Approval Date, the maximum number of shares of Common Stock for which awards may be granted under the Plan shall be increased by 13% of such increase. Subject to adjustment as provided in Section 4.3, the aggregate number of shares that may be issued under the Plan (including shares that may be issued upon exercise of options that are intended to be


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Incentive Stock Options) shall not exceed 3,000,000. The aggregate number of shares that may be covered by awards granted to any one individual in any year shall not exceed 25% of the total number of shares that may be issued under the Plan.

                  4.2 SHARES AVAILABLE. Any shares subject to an award granted under the Plan that are not delivered because the award is forfeited, terminated or canceled or any shares of Common Stock that are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan and shall again be available for the granting of awards under the Plan. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

                  4.3 ADJUSTMENT OF SHARES AVAILABLE. The Plan Administrator shall have authority to proportionately adjust the aggregate number and type of shares available for awards under the Plan, the maximum number and type of shares that may be subject to awards to any individual under the Plan, the number and type of shares covered by each outstanding award, and the exercise price per share (but not the total price) for stock options outstanding under the Plan for any increase or decrease in the number of issued shares of Common Stock resulting from the payment of any stock dividend or from any stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment.

                  4.4 CHANGE OF CONTROL. In the event of a Change of Control of the Company (as defined below), any unexercisable and/or unvested portion of the outstanding awards shall be immediately exercisable and vested in full upon consummation of the Change of Control. The exercise and/or vesting of any award that is permissible solely by reason of this Section 4.4 shall be conditioned upon the consummation of the Change of Control. Any awards that are not exercised upon consummation of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control. Unless otherwise determined by the Board, a "Change of Control" shall be deemed to have occurred in the event of any of the following:

                           (a) any "person" (as such term is used in Section
13(d) and 14(d)(2) of the 1934 Act) is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 25 percent or more of the total voting power of the Company's then-outstanding stock;

                           (b) a tender offer (for which a filing has been made
with the SEC that purports to comply with the requirements of Section 14(d) of the 1934 Act and the corresponding SEC rules) is made for the stock of the Company; provided, that in case of a tender offer described in this Section 4.4(b), the Change in Control will be deemed to have occurred upon the


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first to occur of (i) any time during the offer when the person (using the definition in Section 4.4(a) above) making the offer owns or has accepted for payment stock of the Company with 25 percent or more of the total voting power of the Company's outstanding stock, or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by such person, stock with 50 percent or more of the total voting power of the Company's outstanding stock when the offer terminates;

                           (c) the direct or indirect sale or exchange by the
shareholders of the Company of all or substantially all of the stock of the Company if the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

                           (d) a merger or consolidation if the shareholders of
the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation (regardless of whether the Company is the surviving corporation);

                           (e) the sale, exchange or transfer of all or
substantially all of the assets of the Company to any person other than a parent or subsidiary of the Company;

                           (f) a liquidation or dissolution of the Company to
any person other than a parent or subsidiary of the Company; or

                           (g) individuals who were the Board's nominees for
election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

         5. DISCRETIONARY AWARDS

                  5.1 TYPES OF DISCRETIONARY AWARDS. The Plan Administrator shall have authority to make discretionary grants of awards under the Plan to all eligible persons other than non-employee directors of the Company. Discretionary awards granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options (as defined in Section 5.2).

                  5.2 STOCK OPTIONS. The Plan Administrator may grant stock options, designated as "Incentive Stock Options," which comply with the provisions of Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options" that do not comply with the provisions of Section 422 of the Code or any successor statutory provision. The price for which shares may be purchased upon exercise of a particular option shall be determined by the Plan Administrator at the time of grant; provided that, the exercise price of an option shall not be less than 100% of the Fair Market Value (as defined in Section 13) of the Common Stock on the date such option is granted (110% of the Fair Market Value if options are intended to be Incentive Stock Options and are granted to a shareholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power


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of all classes of stock of the Company or of any parent or subsidiary of the
Company). The Plan Administrator shall set the term of each stock option, but no option shall be exercisable more than 10 years after the date such option is granted (five years if the option is an Incentive Stock Option granted to a shareholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company). In addition, to the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code) such options shall be treated as Nonqualified Stock Options. An optionholder and the Plan Administrator can agree at any time to convert an Incentive Stock Option to a Nonqualified Stock Option.

                  5.3 PAYMENT; DEFERRAL. Awards granted under the Plan may be settled through cash payments, the delivery of Common Stock (valued at Fair Market Value) or the granting of replacement awards or combinations thereof as the Plan Administrator shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions, and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

                  5.4 INDIVIDUAL AWARD AGREEMENTS. Stock options shall be evidenced by agreements between the Company and the recipient in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. Such individual agreements may contain such provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

         6. AUTOMATIC GRANT PROGRAM.

                  6.1 AMOUNT AND DATE OF GRANT. During the term of the Plan, the Company shall make automatic grants of options ("Automatic Options") in the form of Nonqualified Stock Options to each Board member who is not employed by the Company, whether or not such person is a Non-Employee Director as referred to in
Section 2.2, (each an "Eligible Director") as follows:

                           (a) INITIAL DIRECTOR GRANTS. On the Approval Date,
the Company shall grant an Automatic Option to acquire 8,000 shares of Common Stock to each Eligible Director serving as a member of the Board as of such date.

                           (b) NEW DIRECTOR GRANTS. On the Initial Grant Date
(as defined below), each new member of the Board who is an Eligible Director and who has not previously received an Automatic Option under Section 6.1(a), this
Section 6.1(b), or under the Company's


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1993 Stock Option Plan shall be granted an Automatic Option to acquire 10,000 shares of Common Stock for so long as shares of Common Stock are available under
Section 4.1 hereof. The "Initial Grant Date" shall be the date that an Eligible Director is first appointed or elected to the Board.

                           (c) ANNUAL GRANTS. Each year on the Annual Grant Date
(as defined below), an Automatic Option to acquire 8,000 shares of Common Stock shall be granted to each Eligible Director for so long as shares of Common Stock are available under Section 4.1 hereof. The "Annual Grant Date" shall be the date of the Company's annual meeting of shareholders held in each year commencing as of the first annual meeting occurring after the Approval Date. Any Eligible Director who was granted an Automatic Option under Section 6.1(b) within 90 days prior to an Annual Grant Date shall be ineligible to receive an Automatic Option pursuant to this Section 6.1(c) on such Annual Grant Date.

                  6.2 EXERCISE PRICE. The exercise price per share of Common Stock subject to each Automatic Option granted under this Section 6 shall be equal to 100 percent of the Fair Market Value per share of the Common Stock on the date such Automatic Option is granted, as determined in accordance with
Section 13.

                  6.3 VESTING. Each Automatic Option granted pursuant to this
Section 6 shall vest and become exercisable immediately on the date of grant.

                  6.4 TERM OF AUTOMATIC OPTIONS. Each Automatic Option shall expire on the tenth anniversary (the "Expiration Date") of the date on which such Automatic Option is granted. Should a holder of an Automatic Option cease, for any reason other than death, to serve as a member of the Board, then the option holder shall have 90 days measured from the date of such cessation of Board service in which to exercise his or her unexercised Automatic Options. Should an option holder die while serving as a Board member or within 90 days after cessation of Board service, then the personal representative of the option holder's estate (or the person or persons to whom the Automatic Option is transferred pursuant to a qualified domestic relations order, the option holder's will or in accordance with the laws of the descent and distribution) shall have a one-year period measured from the date of the option holder's cessation of Board service (or such longer period as may be determined by the Plan Administrator in its discretion) in which to exercise any unexercised Automatic Options. In no event, however, may any Automatic Option be exercised after the Expiration Date of such Automatic Option.

                  6.5 OTHER TERMS. Except as expressly provided otherwise in this Section 6, an Automatic Option shall be subject to all of the terms and conditions of the Plan, provided that Eligible Directors shall not be entitled to receive other awards under the Plan. Eligible Directors shall, however, be entitled to receive awards under other plans of the Company in accordance with the terms and conditions thereof.

         7. AWARD EXERCISE

                  7.1 PRECONDITION TO STOCK ISSUANCE. Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the


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Plan Administrator. No shares shall be delivered pursuant to the exercise of any stock option, in whole or in part, until payment in full of the option price thereof (in cash or stock as provided in Section 7.3) is received by the Company. No holder of an option, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option or right unless and until such option or right is exercised, the full exercise price is paid, and such shares are issued.

                  7.2 NO FRACTIONAL SHARES. No stock option may at any time be exercised with respect to a fractional share.

                  7.3 FORM OF PAYMENT. An optionee may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below), (c) cashless exercises (as described below), (d) any combination of the above, or (e) such other means as the Plan Administrator may approve.

                           (i) STOCK-FOR-STOCK PAYMENT. Any optionee who owns
Common Stock may use such shares as a form of payment to exercise stock options granted under the Plan. The Plan Administrator, in its discretion, may restrict or rescind this right by notice to optionees. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock acceptable to the Plan Administrator and having a Fair Market Value equal to or less than the exercise price. If an option is exercised by surrender of shares having a Fair Market Value less than the exercise price, the option holder must pay the difference in cash.

                           (ii) CASHLESS EXERCISES. The Plan Administrator may
permit an option holder to elect to pay the exercise price upon the exercise of an option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

                  7.4 FORM AND TIME OF EXERCISES. Unless otherwise specified herein, each exercise required or permitted to be made by any option holder or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Plan Administrator at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Plan Administrator shall require.

         8. TRANSFERABILITY. Any Incentive Stock Option granted under the Plan shall, during the recipient's lifetime, be exercisable only by such recipient, and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award under the Plan and any of the rights and privileges conferred thereby shall not be assignable or transferable by the recipient other than (i) pursuant to a qualified domestic relations order ("QDRO"), or (ii) by will or the laws of descent and distribution and such award shall be exercisable during the recipient's lifetime only by the recipient or the person to whom the Option is transferred pursuant to a qualified domestic relations order.


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         9. WITHHOLDING TAXES; OTHER DEDUCTIONS. All distributions under the
Plan are subject to withholding of all applicable taxes, and the Plan Administrator may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Company shall have the right to deduct from any settlement of an award granted under the Plan, including the delivery or vesting of shares, (a) an amount of cash or shares of Common Stock having a value sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any amounts due from the recipient of such award to the Company or to any parent or subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations. The Plan Administrator also may, in its discretion, permit the holder of an award to deliver to the Company, at the time the award is exercised or vests, one or more shares of Common Stock previously acquired by such individual (other than pursuant to the transaction triggering the taxes) with an aggregate Fair Market Value up to or equal to (but not in excess of) the amount of the taxes incurred in connection with such exercise or vesting.

         10. TERMINATION OF SERVICES.

                  10.1 DEFINITION OF "SERVICE." For purposes of the Plan, unless it is evidenced otherwise in the option agreement with the holder, the holder is deemed to be in "Service" to the Company so long as such individual renders continuous services on a periodic basis to the Company (or to any parent or subsidiary) in the capacity of an employee, director, or an independent consultant or advisor. In the discretion of the Plan Administrator, an option holder will be considered to be rendering continuous services to the Company even if the type of services change, e.g., from employee to independent consultant. An option holder will be considered to be an employee for so long as such individual remains in the employ of the Company or one or more parent or subsidiary of the Company.

                  10.2 TERMINATION OF INCENTIVE STOCK OPTIONS.

                           (a) TERMINATION OF SERVICE OTHER THAN DISABILITY OR
DEATH. If any option holder ceases to be in Service to the Company for any reason other than permanent disability or death and any vested option held by such person is an Incentive Stock Option, then such holder may, within three months after the date of termination of such Service, but in no event after the stated expiration date of such Incentive Stock Option, exercise some or all of the Incentive Stock Options that the holder was entitled to exercise on the date the holder's Service terminated; provided, that if the option holder is discharged for "Cause" (as defined below) or commits acts detrimental to the Company's interests after the Service of the option holder has been terminated, then the Incentive Stock Options shall immediately be void for all purposes. "Cause" shall mean a termination of Service based upon a finding by the Plan Administrator that the option holder (i) has willfully engaged in conduct involving dishonesty, fraud, theft or embezzlement; (ii) within a reasonable period of time after written notice and demand for substantial performance is delivered by the Company, has repeatedly failed or refused, in a material respect, to follow reasonable policies or directives established by the Company;
(iii) within a reasonable period of time after written notice and demand for substantial performance is delivered by the Company, has willfully and persistently failed to attend to his or her material


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duties or obligations with the Company (other than any such failure as a result of the option holder's disability, as defined in Section 10.2(b); (iv) has willfully performed an act, or willfully failed to act, where such act or failure to act is demonstrably and materially injurious to the Company, monetarily or otherwise; (v) has engaged in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Plan Administrator, the option holder's credibility and reputation no longer conform to the standard of the Company's employees; or (vi) has misrepresented or concealed a material fact for purposes of securing employment with the Company. For purposes of this Section 10.2, no act or failure to act on the part of an option holder shall be deemed "willful" unless the Plan Administrator reasonably determines that the act was done or omitted to be done by the option holder not in good faith and without a reasonable belief that the option holder's action or omission was in the best interest of the Company. Any written notice and demand required by this Section 10.2 shall identify, with reasonable specificity, the manner in which the Company believes the option holder has failed to follow the Company's policies and directives or has failed to attend to his or her material duties.

                           (b) DISABILITY OF OPTION HOLDER. If any option holder
ceases to be in Service to the Company by reason of permanent disability within the meaning Section 22(e)(3) of the Code (as determined by the Plan Administrator), the holder shall for a period of one year after the date of termination of Service, but in no event after the stated expiration date of the holder's Incentive Stock Options, be entitled to exercise Incentive Stock Options that the holder was entitled to exercise on the date the holder's Service terminated as a result of the disability.

                           (c) DEATH OF OPTION HOLDER. If an option holder dies
while in the Company's Service, any vested Options that are Incentive Stock Options that the option holder was entitled to exercise on the date of death will be exercisable for a period of one year (or such longer period as may be determined by the Plan Administrator in its discretion) after such date or until the stated expiration date of the option holder's Incentive Stock Options, whichever occurs first, by the person or persons to whom the option holder's rights pass under a will or by the laws of descent and distribution.

                  10.3 TERMINATION OF NONQUALIFIED OPTIONS. Any Nonqualified Options that are exercisable at the time an option holder ceases to be in Service to the Company shall remain exercisable for such period of time thereafter as determined by the Plan Administrator in its discretion. In the absence of any provision in the documents evidencing such options or other determination by the Plan Administrator, the options shall remain exercisable pursuant to the terms of Section 10.2 of the Plan; provided, however, that in the event of the death of a recipient, whose Nonqualified Options have been transferred to a former spouse pursuant to a qualified domestic relations order, such former spouse shall have a period of one year (or such longer period as may be determined by the Plan Administrator in its discretion) after the recipient's date of death to exercise such Options.

         11. TERM OF THE PLAN. The Plan shall become effective as of January 27, 2000 and shall remain in full force and effect through January 27, 2010, subject to shareholder approval pursuant to Section 18, and unless sooner terminated by the Board. After the Plan is terminated, no future awards may be granted, but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.


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         12. PLAN AMENDMENT AND TERMINATION; BIFURCATION OF THE PLAN. The Board
may, without action on the part of the Company's shareholders, amend, change, make additions to, or suspend or terminate the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided that the Board may not, without the consent of the applicable option holders, take any action that disqualifies any option previously granted under the Plan for treatment as an Incentive Stock Option or which adversely affects or impairs the rights of the holder of any option outstanding under the Plan; and further provided that, except as provided in Section 4.3, the Board may not, without the approval of the Company's shareholders, (a) increase the aggregate number of shares of Common Stock subject to the Plan, (b) reduce the exercise price at which options may be granted, (c) extend the term of the Plan, (d) enlarge the class of persons eligible to receive awards under the Plan, (e) materially increase the benefits accruing to participants under the Plan, or (f) if such approval is required (i) to comply with Section 422 of the Code with respect to Incentive Stock Options, or (ii) for purposes of Section 162(m) of the Code. Notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers, directors or shareholders subject to Section 16 of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants

         13. FAIR MARKET VALUE. For purposes of the Plan, the "Fair Market Value" of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  13.1 If the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question as reported on the stock exchange or trading market determined by the Plan Administrator to be the primary market for the Common Stock. If there is no reported sale of Common Stock on such exchange or trading market on the date in question, then the Fair Market Value shall be the closing selling price on the exchange or trading market on the last preceding date for which such quotation exists.

                  13.2 If the Common Stock is not at the time listed or admitted to trading on any stock exchange or the Nasdaq Stock Market, but is traded in over-the-counter market, the Fair Market Value shall be the closing selling price (or, if such information is not available, the average of the highest bid and lowest asked prices) per share of Common Stock on the date in question in the over-the-counter market. If there is no reported closing selling price (or bid and asked prices) for the Common Stock on the date in question, then the closing selling price (or the average of the highest bid price and lowest asked price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

                  13.3 If the Common Stock at the time is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.


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         14. NO REPRICING WITHOUT SHAREHOLDER APPROVAL. No stock options granted under the Plan may be repriced without the approval of the shareholders of the Company within 12 months of such repricing. Shareholder approval shall be evidenced by the affirmative vote of the holders of the majority of the shares of the Company's capital stock present in person or by proxy and voting at the meeting. For purposes of the Plan, "repricing" shall include amendments to stock options that reduce the exercise price of such options, as well as those situations in which new options are issued to an option holder in place of cancelled options, and which would be reportable in the repricing table of the Company's proxy statement for its annual meeting of shareholders.

         15. GENERAL RESTRICTIONS. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange, the Nasdaq Stock Market, or similar entity. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Nasdaq Stock Market, or similar entity.

         16. PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Company may issue awards to acquire its Common Stock.

         17. GOVERNING LAW. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Arizona.

         18. APPROVAL BY SHAREHOLDERS. This Plan shall be submitted to the shareholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of this Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the meeting. The date on which the shareholders approve the plan shall be the "Approval Date" of the Plan. If the shareholders decline to approve this Plan at such meeting or if this Plan is not approved by the shareholders within 12 months after its adoption by the Board, this Plan (and all awards granted hereunder) shall automatically terminate to the same extent and with the same effect as though this Plan had never been adopted. If this Plan is approved by shareholders, all awards granted under the Plan to persons who are "Affiliates" of the Company (as defined under the Securities Act of 1933, as amended) shall be deemed acquired on the date such approval is obtained.

         19. LIMITATION OF IMPLIED RIGHTS. Neither an option holder nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. An option holder shall have only a contractual right to the common stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan


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shall constitute sufficient to pay any benefits to any person. The Plan does not constitute a contract of employment, and selection as to receive any aware under the Plan will not give any participating employee the right to be retained in the employ of the Company or any subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.





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